Exhibit 31(c)

Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities and Exchange Act of 1934

I, Gustavo Garavaglia, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of The Dayton Power and Light Company; and

2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2026	/s/ Gustavo Garavaglia
Gustavo Garavaglia
Chief Executive Officer and Vice President and Chief Financial Officer